                                                                    Exhibit 12.1


Schedule of computation of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies and unconsolidated companies as if consolidated for the periods shown:

                                                                         Fiscal Years Ended
                                     -------------------------------------------------------------------------------------------
                                      February 3,      January 29,         January 2,        December 27,        December 28,
                                          2001             2000               1999               1997                1996
                                       (53 Weeks)       (52 weeks)         (53 weeks)         (52 weeks)          (52 weeks)
                                     ---------------  ---------------   -----------------  ------------------  -----------------
Earnings:
     Earnings before
         tax expense
         (credit), and
         extraordinary loss........         $ 1,508          $ 1,102               $ 889               $ 954              $ 701

     Fixed charges.................           1,058            1,010               1,038                 679                595
     Capitalized interest..........              (7)              (5)                 (9)                (10)               (12)
                                     ---------------  ---------------   -----------------  ------------------  -----------------
                                            $ 2,559          $ 2,107             $ 1,918             $ 1,623            $ 1,284
                                     ===============  ===============   =================  ==================  =================
Fixed charges:
     Interest......................           $ 683            $ 644               $ 654               $ 397              $ 361
     Portion of rental
         payments deemed
         to be interest............             375              366                 384                 282                234
                                     ---------------  ---------------   -----------------  ------------------  -----------------
                                            $ 1,058          $ 1,010             $ 1,038               $ 679              $ 595
                                     ===============  ===============   =================  ==================  =================
Ratio of earnings to
     fixed charges.................             2.4              2.1                 1.8                 2.4                2.2
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